First Security Group, Inc. Announces NASDAQ Global Select Extension

CHATTANOOGA, Tenn., December 3, 2012 - First Security Group, Inc. (NASDAQ: FSGI) (the “Company”), the bank holding company for its wholly-owned subsidiary FSGBank, N.A. (“FSGBank”), announced that it received a ruling from the Hearing Panel of the NASDAQ Stock Market LLC (“NASDAQ”) indicating the approval of the Company's requested extension of the period to regain compliance with the listing standards for the Global Select market. The Company requested a six month extension, or through March 25, 2013, to regain compliance with the listing standards.

“We appreciate the opportunity that the Hearing Panel provided for us to present our overall recapitalization plan for FSG and its direct impact on regaining compliance with the listing standards of the Global Select exchange. We continue to make progress and believe that we will be back in compliance by March 25th,” said Michael Kramer, President and CEO of First Security. “The Global Select market has the highest listing standards of the three NASDAQ exchanges and the results of our recapitalization plan would far excess the Global Select's minimum listing standards.”

On November 27, 2012, the Company received a notice extending the compliance period to March 25, 2013. The extension includes certain conditions, including that the Company receive approval from the U.S. Treasury, holder of the Company's Series A Preferred Stock issued under the Capital Purchase Program of the Troubled Asset Relief Program, to restructure the Preferred Stock as part of a larger recapitalization plan.

“At this time, we believe that a restructuring plan mutually agreeable to First Security and the U.S. Treasury should be achieved by year-end,” said John Haddock, Executive Vice President and CFO of First Security.

As discussed on a Current Report on Form 8-K filed on September 28, 2012, NASDAQ previously informed the Company that it would be subject to delisting based on the Company's non-compliance with the minimum $5 million market value of publicly held share requirement set forth in the NASDAQ listing standards for the Global Select market. At the time, the Company stated that it planned to appeal to the Hearing Panel with a request to extend the compliance period.

In the event that the Company does not achieve compliance with the conditions of the ruling, NASDAQ may transfer trading of the Company's common stock to the NASDAQ Capital Market exchange.

About First Security Group, Inc.
Founded in 1999, First Security's community bank subsidiary, FSGBank, has 30 full-service banking offices along the interstate corridors of eastern and middle Tennessee and northern Georgia. In Dalton, Georgia, FSGBank operates under the name of Dalton Whitfield Bank; along the Interstate 40 corridor in Tennessee, FSGBank operates under the name of Jackson Bank & Trust. FSGBank provides retail and commercial banking services, trust and investment management, mortgage banking, financial planning and Internet banking services (www.FSGBank.com).

Note Regarding Forward Looking Statements
Some of our statements contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future events or our future financial performance and include statements about the Company's plans for negotiating with Treasury and the execution of its business plans. When we use words like “may,” “plan,” “contemplate,” “anticipate,” “believe,” “intend,” “continue,” “expect,” “project,” “predict,” “estimate,” “could,” “should,” “would,” “will,” and similar expressions, you should consider them as identifying forward-looking statements, although we may use other phrasing. These forward-looking statements involve risks and uncertainties and are based on our beliefs and assumptions, and on the information available to us at the time that these disclosures were prepared.
These forward-looking statements involve risks and uncertainties and may not be realized due to a variety of factors. There can be no assurance that the Company will be able to reach agreement with the Treasury, or that other actual results, performance or achievements of the Company will not differ materially from those expressed or implied by forward-looking statements. For details on these and other factors that could affect expectations, see the cautionary language included under the headings “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's

Annual Report on Form 10-K for the year ended December 31, 2011 and the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, and other filings with the SEC.
Many of these risks are beyond our ability to control or predict, and you are cautioned not to put undue reliance on such forward-looking statements. First Security does not intend to update or reissue any forward-looking statements contained in this release as a result of new information or other circumstances that may become known to First Security, and undertakes no obligation to provide any such updates.
All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this Note. Our actual results and condition may differ significantly from those we discuss in these forward-looking statements.

CONTACT:
John R. Haddock, CFO
(423) 308-2075
jhaddock@FSGBank.com